Exhibit 99.1
NEWS RELEASE

GREEN BRICK PARTNERS, INC. ANNOUNCES HIRING
OF NEW VICE PRESIDENT OF FINANCE

PLANO, TEXAS - January 22, 2015 - GREEN BRICK PARTNERS, INC. (NASDAQ:GRBK) (the “Company” or “Green Brick”) announced today that Mr. Richard A. Costello has joined Green Brick as Vice President of Finance. Mr. Costello’s responsibilities include oversight of all financial reporting, lending relationships, audit supervision, cash management, and investor relations. Mr. Costello has over 25 years of financial and operational experience in all aspects of real estate management. Since 2007, Mr. Costello has been a private investor. From 1991 to 2007, Mr. Costello worked at GL Homes of Florida, one of the largest private developers and home builders in Florida. There he served as Chief Financial Officer and Chief Operating Officer as well as in other senior financial management roles. Prior to joining GL Homes, Mr. Costello worked for six years as AVP-Finance for Paragon Group, a regional commercial real estate developer, and four years as an auditor for KPMG. Mr. Costello received a B.S. degree in Accounting from the University of Central Florida and his M.B.A. from Northwestern University’s Kellogg School.

Green Brick's CEO Jim Brickman said, “Rick’s broad experience as a top level financial and operating manager in homebuilding is a perfect fit for our company.”

Green Brick invests in a wide range of real estate investments. We own a controlling interest in four homebuilding companies in Dallas, Texas (CB JENI Homes of DFW LLC, Normandy Homes, Southgate Homes and Centre Living), as well as the fifth largest homebuilder in Atlanta, Georgia (The Providence Group LLC ). We develop neighborhoods for our builders and for many of the most well-known large public and private builders in the nation under our Green Brick Communities brand. For more information about the Company and its new home developments please visit the Company's website at www.greenbrickpartners.com.

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "anticipate," "should," "intend," "plan," "will," "expect(s)," "estimate(s)," "project(s)," "positioned," "strategy," "outlook" and similar expressions. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation; a downturn in the homebuilding industry; continued volatility and uncertainty in the credit markets and broader financial markets; our future operating results and financial condition; our business operations; changes in our business and investment strategy; availability of land to acquire and our ability to acquire such land on favorable terms or at all; availability, terms and deployment of capital; continued or increased disruption in the availability of mortgage financing or the number of foreclosures in our markets; shortages of or increased prices for labor, land or raw materials used in housing construction; delays in land development or home construction resulting from adverse weather conditions or other events outside our control; the cost and availability of insurance and surety bonds; changes in, or the failure or inability to comply with, governmental laws and regulations; the interpretation of or changes to tax, labor and environmental laws; the timing of receipt of regulatory approvals and the opening of projects; required accounting changes; the degree and nature of our competition; our leverage and debt service obligations; operating and business disruption following the Acquisition; and operating Green Brick as a public company. Additional factors that could cause actual results to differ from those anticipated are discussed in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on September 18, 2014 and in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact: Richard A. Costello
Vice President of Finance
(469) 573-6763